UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 12, 2010

Datone, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53075	16-1591157
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Qingdao Hongguan Shoes Co., Ltd.
269 First Huashan Road
Jimo City, Qingdao
Shandong, PRC

Telephone: 86-0532-8659 5999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	Our ability to source products from manufacturers at the high quality and competitive pricing as we have historically;

•	the impact that a downturn or negative changes in the Chinese retail economy may have on our sales;

•	our ability to obtain additional capital in future years to fund our planned expansion;

•	economic, political, regulatory, legal and foreign exchange risks associated with our operations; or

•	the loss of key members of our senior management and our qualified sales personnel.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of Datone, Inc. and its wholly owned direct and indirect subsidiaries, (i) Glory Reach International Limited, or “Glory Reach,” a Hong Kong limited company; and (ii) Qingdao Hongguan Shoes Co., Ltd., a PRC limited company, or “Qingdao Shoes,” as the case may be;

•	“BVI” refers to the British Virgin Islands;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China (excluding Hong Kong and Taiwan);

•	“Renminbi” and “RMB” refer to the legal currency of China;

•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this current report we are relying on and we refer to information and statistics regarding the footwear and retail industry and economy in China and that we have obtained from various cited government and institute research publications. Much of this information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 12, 2010, we entered into and closed a share purchase and share exchange agreement, or the Share Exchange Agreement, with Glory Reach International Limited, a Hong Kong limited company (“Glory Reach”), its shareholders, Greenwich Holdings LLC, and Qingdao Shoes, pursuant to which we acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Convertible stock, , which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

Immediately following the acquisition of Glory Reach, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we transferred all of our pre-acquisition assets and liabilities to our wholly-owned subsidiary, DT Communications, Inc.  The Conveyance Agreement is attached as Exhibit 10.5 to this Current Report on 8-K and is incorporated herein by reference.

On February 11, 2010, the Company entered into Indemnification Agreements with its three directors.  Pursuant to the Indemnification Agreements, the Company agreed to indemnify and hold harmless the directors from certain losses resulting from actions or failures to act in their capacity as directors or officers or losses resulting from their status as directors or officers.  The indemnifiable losses do not include certain losses where the directors are adjudged to be liable to the Company.  The indemnification obligations include the right to advancement by the Company of expenses related to indemnifiable claims.

The terms of the Indemnification Agreement are filed as exhibit 10.4 to this Current Report on Form 8-k and are incorporated by reference herein.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 12, 2010, we completed an acquisition of Glory Reach pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Glory Reach is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

For the convenience of our stockholders, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Glory Reach except that information relating to the periods prior to the date of the reverse acquisition only relate to Glory Reach and its subsidiary Qingdao Shoes unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are a designer and retailer of branded footwear in Northern China.  We were organized to service what we believe is an unmet and increasing demand for high quality formal and casual footwear throughout the PRC.  As urbanization and individual purchasing power has increased in China, the demand for leather footwear has also grown.

Our principal business includes (1) the design or selection of design for men’s and women’s leather shoe lines (2) sourcing and purchase of the contract manufactured footwear (3) retail and sales of said footwear under our proprietary brand, “Hongung”.  We operate a number of flagship stores throughout greater Qingdao.  Our products are also brought to market through our extensive distribution network of authorized independent distributors as well as through third party retailers selected to operate exclusive Hongung brand stores on our behalf.  Our company headquarters and main sales office is located in Shandong province in northern China, in the city of Jimo, less than 25 miles from the major urban center of Qingdao.

Since 2007, our revenues have increased from $ 8,594,468 in fiscal year 2007 to $ 13,904,314 in fiscal year 2008, representing a growth rate of approximately 62%. Our revenues have increased from $ 9,116,272 in nine months ended of September 30, 2008 to $12,517,751 in the same period during 2009, representing a growth rate of approximately 37%.

Our Corporate History and Background

Datone, Inc. was originally incorporated on August 9, 2000 under the laws of the State of Delaware.  We operated as a wholly-owned subsidiary of USIP.COM, Inc.   On August 24, 2006 USIP decided to spin-off it’s subsidiary companies one of which was Datone Inc. On February 1, 2008 Datone filed a Form 10-SB registration statement. On November 13, 2008 , Datone went effective.

Acquisition of Glory Reach International, Inc.

On February 12, we completed a reverse acquisition transaction through a share exchange with Glory Reach and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Convertible Preferred Stock which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Glory Reach became our wholly-owned subsidiary and the former shareholders of Glory Reach became our controlling stockholders.  The share exchange transaction with Glory Reach was treated as a reverse acquisition, with Glory Reach as the acquirer and Datone, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Glory Reach and its consolidated subsidiaries.

Immediately following closing of the reverse acquisition of Glory Reach, one Shareholder transferred 337 of the 874 shares of Series A Convertible Preferred Stock issued to him under the share exchange to certain persons who provided services to Glory Reach’s subsidiaries, pursuant to share allocation agreements that the Shareholder entered into with such service providers.

Upon the closing of the reverse acquisition, Craig H. Burton, our President and Director, Joseph J. Passalaqua, our Secretary and Director, and Joseph Meuse, our Director, submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their  position as our directors that will become effective on the tenth day following the mailing by us of an information statement  to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which will be mailed out on or about February 22.  In addition, our board of directors on February 12 appointed Tao Wang (Chairman), Renwei Ma and Lanhai Sun to fill the vacancies created by such resignations, which appointments will become effective upon the effectiveness of the resignation of Craig H. Burton, Joseph J. Passalaqua, and Joseph Meuse on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by the Qingdao Shoes’ executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Glory Reach, we now own all of the issued and outstanding capital stock of Glory Reach, which in turn owns all of the outstanding capital stock of Qingdao Shoes .

Glory Reach was established in Hong Kong on November 18, 2009 to serve as an intermediate holding company. Qingdao Shoes was established on May 11, 2003 for the purpose of engaging in the development and sales of shoe products. On February 8, 2010, also pursuant to the restructuring plan, Glory Reach, acquired 100% of the equity interests in Qingdao Shoes  from Mr. Wang Tao, our Chief Executive Officer, and other minority shareholders, who are all PRC residents. On February 4, 2010, the local government of the PRC issued the certificate of approval regarding the change in shareholding of Qingdao Shoes and its transformation from a PRC domestic company to a wholly-foreign owned enterprise.

Since there is common control between the Glory Reach and Qingdao Shoes, for accounting purposes, the acquisitions of Qingdao Shoes has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Immediately following the acquisition of Glory Reach, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we transferred all of our pre-acquisition assets and liabilities to our wholly-owned subsidiary, DT Communications, Inc.  The Conveyance Agreement is attached as Exhibit 10.5 to this Current Report on 8-K and is incorporated herein by reference.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries. The chart below presents our corporate structure.

Our Industry and Principal Market:

China is the largest producer of footwear in the world, with at least 25,000 enterprises employing more than 10 million employees who manufacture more than 10 billion pairs of shoes per annum.  China’s annual production accounts for nearly 70% of the 14.8 billion pairs of shoes produced worldwide.  In 2007, roughly 80% of PRC production capacity was exported while the remaining 20% were consumed domestically. Chinese consumption of footwear in 2005 reached 2.1 billion pairs, representing 16% of global footwear consumption. In 2008, a deterioration in the global economy resulted in a collapse of the Chinese textile and footwear and export market and a material percentage of low margin manufacturers were forced out of business. Domestic consumption and retail sales within China, however, remained robust throughout the export downturn and global financial crisis.  As we have strategically avoided the manufacturing sector, we were able to capitalize on the economic conditions and maintain our profit margin and seize the opportunity of overcapacity in our sourcing market and growing consumer demand.

PRC Domestic Consumption:

GDP growth in the PRC has been strong and positive over the past ten years:

Along with growth in the economy as a whole, Chinese domestic consumption has increased in lockstep with rapid urbanization and increases in disposable income over the past 15 years.  Per capita urban disposable income has increased by an annualized rate of 12.9% over the 5 years ending in 2008, and is anticipated to top $2,000 in 2012.  The urban population as a percentage of the total population increased from 40.6% in 2003 to 45.0% in 2007 and this trend is expected to continue into the future.

These trends have driven a boom in retail sales in the PRC, which is expected to grow to well over two trillion dollars by 2011, representing an annualized growth of 11.8% over the prior ten years.

The PRC Footwear Market:

The size of the domestic footwear market in China is 28.5 billion dollars:

Even given the tremendous growth in the Chinese economy over the past 20 years, estimates from market research groups expect the Chinese footwear market to grow by at least 5% annual thorugh 2013 in terms of value. Furthermore, the average Chinese consumer still purchases far fewer shoes per year per capita than Korea, Japan or the west. As income levels continue to increase, it is expected that shoe consumption will approach levels of other nations with similar cultural consumption characteristics, so we expect our room to grow with the market will continue for the foreseeable future.

Source: *Plastics News and Satra Technology Center

Our Growth Strategy

We believe that the market for affordable, high quality footwear in China provides us with attractive and sustainable growth opportunities.

We intend to pursue the following strategies to achieve our goal:

1)	Continue our aggressive marketing and advertising campaigns in order to gain brand awareness.
2)	Expand distributor and third party operator stores in prime locations to maximize profits.
3)	Bring more self owned stores online to increase higher margin sales.
4)	Continue to strive for excellence in quality, customer service and design in order to attract new and retain repeat customers.
5)	Leverage our growing purchasing power with manufacturers to lower costs

Our Products

Our products consist of men and women’s footwear.  Our designs are on the whole targeted at consumers seeking business casual and formal leather shoes appropriate for an office setting.  Each year we design or commission designs for more than 300 unique styles.  We do not manufacture our products, but instead outsource manufacturing to third parties.  Our designs are split roughly evenly between men’s and women’s products.  Designs are made based on collaboration between our sales department and design department regarding market demand and assessment of what will designs be fashionable in the upcoming season. As of September 30, 2009, Men’s footwear constituted 60% of revenue and women’s footwear the remainder.  40% of sales were formal shoes, and the remaining 40% are attributed to casual footwear.

Sourcing and Purchase of Products

We are a retailer and designer of footwear products, and as such we fully outsource production of our footwear to third party manufacturers.    Due to excess capacity in the footwear manufacturing industry in the PRC, we have historically been able to source our products at competitive prices that allow us to maintain strong margins in comparison with our competitors.  In this way, we avoid what we perceive to be the risks and lower margins associated with manufacturing footwear and are able to focus our energies on our brand building and retail business.

Our suppliers are selected for their ability to meet our high quality standards, timely execution of our orders, and competitive pricing.  As of September 30 2009, we had contractual relationships with 48 footwear manufacturers.  None of our suppliers accounted for more than 10% of the total cost of our goods sold in 2008.  Our suppliers are mainly located in Wenzhou, Chongqing and various towns in Jiangsu.

Our contracts with suppliers are on an as ordered basis, with payment due at the end of the month of delivery, and are usually for a term of one year.  Prices are negotiated based on a by design basis by our sourcing team.  All of our suppliers are subject to our strict quality control standards, and we are entitled to return product without payment if it is not according to the quality set forth in our agreement.

During the year ended December 31, 2007, purchases from one vendor accounted for 13.2% of the total merchandise purchases of the Company. There is no such concentration for the year ended December 31, 2008.

Sales Channels

The following diagram details our current distribution channels:

As of September 30, 2009, we had 11 flagship stores, 11 exclusive third party managed retail outlets, and 192 outlets managed by distributors.

The following table details the locations of our sales network:

	Flagship Stores	Distributors	3rd Party Operators
Qingdao	11	26	4
Shandong	0	155	6
Xinjiang	0	1	0
Shanxi	0	3	1
Tianjiang	0	1	0
Heilongjiang	0	1	0
Hebei	0	2	0
Liaoning	0	1	0
Henan	0	1	0

Flagship Stores:

We directly own or lease and operate all of our flagship stores.  All located in Jimo or greater Qingdao.  Each store has an individual sales team and managers that report to our central office in Qingdao.  All sales staff are compensated on a commission based pay scale.  Locations are selected according to management’s estimation of market opportunity.  Our flagship stores of our stores bear the Hongung brand name and exclusively retail Hongung footwear.

During the years ended December 31, 2008 and 2007, the sales generated by the Company’s flagship stores accounted for 15% and 12% of total sales, respectively.

Hongung Outlets in Jimo:

Stores Managed by Third Party Operators:

In order to meet consumer demand for our products and efficiently expand of our business, we also select certain third parties to operate Hongung branded outlets. We have literature and rules regarding the location, size, store layout, interior design and product display of their Hongung retail stores.  All potential third party operators require prior approval before opening new stores.  We visit potential locations for new outlets and consider the suitability of such locations before approval.  Furthermore, all third party operators must personally operate their stores.

These operators are chosen based on the following criteria:

- Management experience in retail operations and our confidence in their ability to effectively meet our sales targets and high standards of conduct.

- Good credit and sufficient capital

- Proposed store location, size and condition

After approval, the third party operators must purchase a fixed amount of footwear stock at wholesale prices and Hongung branded decorations for proper interior and exterior design.  Third party operators then continue to pay wholesale prices for footwear on an on demand basis.  Contracts with third party operators are typically for a period of two years.

Distributors

We identify suitable distributors and enter into distributorship agreements, usually for a term of two years. Distributors purchase wholesale priced shoes and vend them at sales points throughout China.  We require our distributors to implement, monitor compliance with and enforce our retail store guidelines.  Our distributors are independent third parties that do not pay us any fee other than the purchase price for the purchase of our products, nor do we pay them any incentives or fees.

Our distribution contracts usually contain the following terms:

Geographic Limitation — distributors must sell our Hongung branded footwear within a specific authorized location(s).

Wholesale price — distributors pay a discounted wholesale price for our products.

Payment and credit terms — payment and credit terms are on a case by case basis. The credit period is usually one month, and 25% percent of our distributors prepay for their stock.

Performance— Qingdao Shoes typically retains the right to end the agreement if a distributor does to meet sales targets.

Exclusivity  — the distributorship agreements allow our distributors to sell our products under the Hongung brand on an exclusive basis.  If there are other brands featured at the distributor’s outlet, Hongung brand shoes must constitute a certain percentage, generally a majority, of product on display.  Furthermore, the products must be displayed according to our standards.

Training  — training and instructional materials are provided to all of our distributers regarding product display, decoration, and sales techniques.

Renewal and Termination  — we can renew contracts at our discretion and can terminate contracts if contractual conditions including sales targets are not met.

We do not have a return policy with our distributors.  In the event a distributor is unable to sell their stock, we will attempt to help them relocate it to a nearby Qingdao Shoes outlet.

Purchasing and Sales Prices

We have historically organized one sales fair per year in which distributors and third parties operators can view and select upcoming designs.  We also maintain several showrooms in our head office in Jimo with the current and future product lines which our sales force visits on a regular basis.

We intend to keep the pricing of our products at reasonable levels in the foreseeable future in order to stay competitive and maintain product demand.  Our wholesale prices are generally not more than a 50% discount to the sales price.

Employees

The table below details the various departments and number of employees in each.

Management and Sales	9
Design & Purchasing	3
Accounting	5
Warehouse	8
Administration	7
Sales	30
Total	62

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law , the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC.  According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees and to pay them no less than local minimum wage.

Intellectual Property Rights

Our products are sold under the Hongung brand name, which is a registered trademark in the PRC.

Trademarks (Mandarin)	Trademarks	Cetificate #	Valid Term
	Hongung	3483788	March 14, 2005 to March 13, 2015

Our Facilities and Property

Our principal executive offices are in Jimo, China.

Certificate No.	Jin Guo Yong (2007) 534
User of the Land	Wang Tao
Location	West #1 Huashan Road., Jimo City, Shandong Province
Usage	Industrial
Area (sqm)	14,225
Form of Acquisition	By means of transfer
Expiration Date	12/28/2052

The Company leases one of its stores from Mr. Tao Wang under a four-year operating lease expiring August 2011. For the years ended December 31, 2008 and 2007, rent expense of $17,298 and $15,800, respectively, was included in total rent expense for the respective years.  The Company leases one of its warehouse buildings to Weidong Liang, brother-in-law of Mr. Tao Wang, for three years starting May 2008. Per the agreement, the lessee shall pay equal amount of advertising expense on behalf of the lessor as the lease payment. For the year ended December 31, 2008, the Company recorded other income of $57,660 from leasing the aforementioned building and advertising expense of $57,660.

Our Advertising and Marketing Efforts

Our sales and marketing department is responsible for the organization of sales fairs, selection, review, execution and management of contracts with third parties and distributers, and operation of our own retail outlets. We utilize television, print media, radio, the internet and outdoor billboard displays to build brand awareness. Popular television star Ren Quan is currently the face of Qingdao Shoes’ advertising campaign.  In 2006, we entered into a contract with Ren Quan and purchased the rights to use his image for our marketing purposes, and he is often featured in our television commercials and our various advertisements.  We are contractually obligated to maintain confidentiality as to the terms at which we acquired his rights.

Competition

The retail and in particular the footwear retail industry are highly competitive in the PRC. Our competitors are a number of international and domestic enterprises with shoe sales operations in our target market, including but not limited to Jinhou Footwear Company, Liangda Leather Company, Haining Leather Footwear Company, Fude Leather Shoe Company.  We expect competition to further intensify due to the entry of new footwear retailers in the PRC and as a result we may be subject to competitive pricing pressures in the future.  Quality, cutting edge style, brand awareness, customer service, highly motivated sales force and affordable footwear prices are vital cornerstones to success in our industry. We believe that we are highly competitive in all these areas.

Design Team

Our design team consists of three full time designers that are engaged in creating new fashionable designs for upcoming seasons.  They are also engaged in the review, selection and alteration of designs proposed by contract manufacturers.  On average, our design team is responsible for the selection or creation 300 models of footwear per year.

Regulation

Because our principal operating subsidiary, Qingdao Shoes, is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. The New EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Our Business – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Qingdao Shoes is considered an FIE and is directly held by our subsidiary Glory Reach in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by an FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Glory Reach by Qingdao Shoes, but this treatment will depend on our status as a non-resident enterprise.

Environmental Matters

Our operations are not subject to any environmental regulations.

Insurance

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption insurance so we could incur unrecoverable losses if our business is interrupted.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We have a short operating history.

We have only been in retail business since 2003.  We may not succeed in implementing our business plan successfully because of competition from domestic and foreign market entrants, failure of the market to accept our products, or other reasons. Therefore, you should not place undue reliance on our past performance as they may not be indicative of our future results.

We face risks related to general domestic and global economic conditions and to the current credit crisis.

Our current operating cash flows provide us with stable funding capacity. However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the PRC economy, and may impact our ability to manage normal relationships with our customers, suppliers and creditors. If the current situation deteriorates significantly, our business could be materially negatively impacted, as demand for our products and services may decrease from a slow-down in the general economy, or supplier or customer disruptions may result from tighter credit markets.

Our business is subject to the health of the PRC economy and our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Our products are dependent on the disposable income of PRC citizens, which could be adversely affected by an economic downturn.

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We will require additional working capital to support our long-term growth strategies, which includes identifying suitable points of market entry for expansion growing the number of points of sale for our products, so as to enhance our product offerings and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, may vary greatly from quarter to quarter, depending on the volume of business during the period. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis.

If the manufacturers from whom we source some of our products fail to perform their contractual obligations, our ability to provide products and services to our customers, as well as our ability to obtain future business, may be harmed.

As we do not have any manufacturing capabilities, we are at risk should our suppliers fail to provide us products at the high quality our customers expect.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing employment of our Chief Executive Officer, Mr. Tao Wang, our Chief Operating Officer, Shi Wenmao; and our Chief Financial Officer, Ms. Fang Sui. There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim again a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

•	variations in profit margins attributable to product mix;

•	changes in the general competitive and economic conditions;

•	delays in, or uneven timing in the delivery of, customer orders; and

•	the introduction of new products by us or our competitors.

Period to period comparisons of our results should not be relied on as indications of future performance.

Our limited ability to protect our intellectual property, and the possibility that our technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We rely on a combination of trade secret laws and confidentiality procedures to protect the patents, copyrights and technological know-how that comprise our intellectual property. We protect our technological know-how pursuant to non-disclosure and non-competition provisions contained in our employment agreements, and agreements with them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us. Our employees are also required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property.  We have been granted the use of brand name Hongung.

A successful challenge to the ownership of our intellectual property could materially damage our business prospects. Our competitors may assert that our technologies or products infringe on their patents or proprietary rights. We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all. Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our technology license positions or to defend against infringement claims.

Our business may be subject to seasonal and cyclical fluctuations in sales.
We may experience seasonal fluctuations in our revenue in the PRC.  Moreover, our revenues are usually higher in the fourth and first quarters due seasonal purchases.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC and Hong Kong. Our principal operating subsidiary, Qingdao Shoes, is subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

We are a Delaware holding company, but Glory Reach is a Hong Kong company, and our principal operating subsidiary, Qingdao Shoes is located in the PRC. Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by Qingdao Shoes, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of Qingdao Shoes constitutes a Round-trip Investment without MOFCOM approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s) it must be approved by the Ministry of Commerce, or MOFCOM, and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

The general manager of Qingdao Shoes, Mr. Wang Tao (“Founder”), as a PRC citizen, entered into a option agreement (“Incentive Option Agreement”) with 石仁焕, a Korean passport holder (“Foreign Passport Holder”). To incentivize Mr. Wang Tao in connection with the continuous development of the Company’s majority stockholder, Swift Dynamic Limited (“BVICo”)’s, business, Mr. Wang Tao is to receive shares from BVICo, one of shareholders of Glory Reach, subject to certain contingencies as set forth in the Option Agreement. Under the Incentive Option Agreement, the Founder shall serve as CEO and director for BVI Co. not less than 3 year period of time; and in anticipation of Founder’s continuance contributions to Qingdao Shoes Group including BVICo, Glory Reach and Qingdao Shoes , if Qingdao Shoes Group meet certain thresholds of the revenue conditions, Founder shall have an option to acquire all of the shares of BVICo during a 3 year vesting period (the “Option”). In addition, Incentive Option Agreement also provides that the Foreign Passport Holder shall not dispose any of the shares of BVICo without Founder’s consent.

After Wang Tao exercises this option, the Founder, will, through his ownership of BVICo, be our controlling stockholder. His acquisition of our equity interest, or the Acquisition, is required to be registered with the competent administration of industry and commerce authorities, or AIC, in Beijing. The Founder will also be required to make filings with the SAFE to register the Company and its non-PRC subsidiaries to qualify them as SPVs, pursuant to Circular 75 and Circular 106.

The PRC regulatory authorities may take the view that the Acquisition and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment, because at the end of these transactions, the Founder will become majority owner and effective controlling party of a foreign entity that acquired ownership of our Chinese subsidiaries. The PRC regulatory authorities may also take the view that the registration of the Acquisition with the relevant AIC in Beijing and the filings with the SAFE may not be evidence that the Acquisition has been properly approved because the relevant parties did not fully disclose to the AIC, SAFE or MOFCOM the overall restructuring arrangements, the existence of the Share Exchange Agreement and its link with the Acquisition. If the PRC regulatory authorities take the view that the Acquisition constitutes a Round-trip Investment under the 2006 M&A Rules, we cannot assure you we may be able to obtain the approval required from MOFCOM.

If the PRC regulatory authorities take the view that the Acquisition constitutes a Round-trip Investment without MOFCOM approval, they could invalidate our acquisition and ownership of our Chinese subsidiaries. Additionally, the PRC regulatory authorities may take the view that the Acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of our Chinese subsidiaries’ business operations through a series of contractual arrangements rather than an outright purchase of our Chinese subsidiaries. But we cannot assure you that such contractual arrangements will be protected by PRC law or that the registrant can receive as complete or effective economic benefit and overall control of our Chinese subsidiaries’ business than if the Company had direct ownership of our Chinese subsidiaries. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of our Chinese subsidiaries, our business and financial performance will be materially adversely affected.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC, or SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. We intend to adopt an equity compensation plan in the future and make option grants to our officers and directors, most of who are PRC citizens. Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected. "

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2009 tax year.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we make most of our sales in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Provisions in our Certificate of Incorporation and Bylaws or Delaware law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

In addition, Delaware corporate law and our Certificate of Incorporation and Bylaws also contain other provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. These provisions:

•
deny holders of our common stock cumulative voting rights in the election of directors, meaning that stockholders owning a majority of our outstanding shares of common stock will be able to elect all of our directors;

•	require any stockholder wishing to properly bring a matter before a meeting of stockholders to comply with specified procedural and advance notice requirements; and

•	allow any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our controlling stockholder holds a significant percentage of our outstanding voting securities, which could hinder our ability to engage in significant corporate transactions without his approval.

Swift Dynamic Ltd., which is run by Mr. Tao Wang, is the beneficial owner of approximately 63% of our outstanding voting securities. As a result, Swift Dynamic Ltd., and Mr. Tao Wang possess significant influence, giving  them the ability, among other things, to elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

Overview

We are a designer and retailer of branded footwear in Northern China.  We were organized to service what we believe is an unmet and increasing demand for high quality formal and casual footwear throughout the PRC.  As urbanization and individual purchasing power has increased in China, the demand leather footwear has also grown.

Our principal business includes (1) the design or selection of design for men’s and women’s leather shoe lines (2) sourcing and purchase of the contract manufactured footwear (3) retail and sales of said footwear under our proprietary brand, “Hongung”.  We operate a number of flagship stores throughout greater Qingdao.  Our products are also brought to market through our extensive distribution network of authorized independent distributors as well as through third party retailers selected to operate exclusive Hongung brand stores on our behalf.  Our company headquarters and main sales office is located in Shandong province in northern China, in the city of Jimo, less than 25 miles from the major urban center of Qingdao.

Recent Developments

Acquisition of Glory Reach

On February 12, 2010, we completed a reverse acquisition transaction through a share exchange with Glory Reach and the shareholders of Glory Reach (the “Shareholders”), whereby we acquired 100% of the issued and outstanding capital stock of Glory Reach in exchange for 10,000 shares of our Series A Preferred Stock, which constituted 97% of our issued and outstanding capital stock on an as-converted to common stock basis as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Glory Reach became our wholly-owned subsidiary and the Shareholders became our beneficially controlling stockholders. The share exchange transaction with Glory Reach was treated as a reverse acquisition, with Glory Reach as the acquirer and Datone, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Glory Reach and its consolidated subsidiaries.

Immediately following closing of the reverse acquisition of Glory Reach, one of the Shareholders transferred 337 of the 874 shares of Series A Convertible Preferred Stock issued to him under the share exchange to certain persons who provided services to Glory Reach’s subsidiaries, pursuant to share allocation agreements that the Shareholder entered into with such service providers.

Upon the closing of the reverse acquisition, Craig H. Burton, our President and Director, Joseph J. Passalaqua, our Secretary and Director, and Joseph Meuse, our Director, submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their  position as our directors that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which will be mailed out on or about February 22, 2010.  In addition, our board of directors on February 12 appointed Tao Wang (Chairman), Renwei Ma and Lanhai Sun to fill the vacancies created by such resignations, which appointments will become effective upon the effectiveness of the resignation of Craig H. Burton, Joseph J. Passalaqua, and Joseph Meuse on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by the Qingdao Shoes’ executive officers upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Glory Reach, we now own all of the issued and outstanding capital stock of Glory Reach, which in turn owns all of the issued and outstanding capital stock of Qingdao Shoes.

Glory Reach was established in Hong Kong on November 18, 2009 to serve as an intermediate holding company. Qingdao Shoes was established on May 11, 2003 for the purpose of engaging in the development and sales of shoe products. On February 8, 2010, also pursuant to the restructuring plan, Glory Reach, acquired 100% of the equity interests in Qingdao Shoes Company from Mr. Wang Tao, our Chief Executive Officer, our Chairman, and other minority shareholders, who are all PRC residents. On February 4, 2010, the local government of the PRC issued the certificate of approval regarding the change in shareholding of Qingdao Shoes and its transformation from a PRC domestic company to a wholly-foreign owned enterprise.

For accounting purposes, the acquisitions of Glory Reach and Qingdao Shoes have been treated as a recapitalization of Glory Reach and Qingdao Shoes with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•
Growth in the Chinese Economy - We operate our facilities in China and derive almost all of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession. However, China has not been entirely immune to the global economic slowdown and is experiencing a slowing of its growth rate.  Our business model is also dependent on increasing numbers of middle class urban consumers driving demand for shoes appropriate for business casual and formal occasions, as well as urban consumer habits, such as window shopping.  Retail sales grew by 15.5% in 2009.  We anticipate to continue to benefit from these trends due to our presence throughout rapidly urbanizing and gentrifying neighborhoods in Shandong.

•
Brand Strength – Continued development of our brand’s strength and visibility are vital to our goal of taking significant market share on a PRC wide scale.  We believe our advertising campaigns, from print media to television advertisements and celebrity endorsements have been instrumental to the rapid success of building the strength of our brand.  Furthermore, our growing expansion in Shandong will be fueled by our tight management of our brand, customer service, and decoration.  We are on actively involved with all of our distributers to ensure uniform and superb quality of customer service, product, and consumer experience at every point of sale.

•
Competitive Environment – We face an increasing number of both international and domestic competitors.  As we are focused on retail, we believe our margins to higher and risks lower than other competitors who are tied to factories with expensive labor and asset costs.  As labor costs continue to rise in China, we are particularly well positioned to avoid the challenges associated with divesting of factories in China and/or moving to new production facilities in Southeast Asia.  Our margins are better than industry average precisely because we have focused developing in the most profitable portion of the footwear industry’s value chain.

Taxation

United States and Hong Kong

We are subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as we have no income taxable in the United States.

Glory Reach is incorporated in Hong Kong and is subject to Hong Kong profits tax of 16.5%.

People’s Republic of China

Income Taxes:

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There was no deferred tax asset or liability for the years ended December 31, 2008 and 2007.  The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% and 33% on income reported in the statutory financial statements after appropriated tax adjustments in 2008 and 2007 respectively.

Value Added Taxes:

The Company is subject to value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities that a penalty is due.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will punctually adjust our effective income tax rate when necessary.

Results of Operations

Comparison of Nine Months Ended September 30, 2009 and September 30, 2008 (Unaudited)

The following table sets forth key components of our results of operations during the nine month periods ended September 30, 2009 and 2008, both in dollars and as a percentage of our net sales. As the reverse acquisition of Glory Reach was entered into after September 30, 2009 and during the periods indicated Qingdao Shoes was the only entity in our combined business that had operations, the results of operations below refer only to that of Qingdao Shoes.

	Nine Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2008
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$12,517,751	100%	$9,116,272	100%
Cost of sales	7,102,669	57%	5,432,591	60%
Gross profit	5,415,082	43%	3,683,681	40%
Selling, General and Administrative Expenses	686,645	5%	557,793	6%
Operating Income	4,728,437	38%	3,125,888	34%
Other income & interest expense	24,879	0%	-1,657	0%
Income Before Income Taxes	4,753,316	38%	3,124,231	34%
Income taxes	1,188,329	9%	781,058	9%
Net income	$3,564,987	28%	$2,343,173	26%

Net Sales. Our net sales increased to $12,517,751 in the nine months ended September 30, 2009 from $9,116,272 in the same period in 2008, representing a 37.31%increase year-on-year. This increase was mainly due to the growth in our points of sales.

Cost of Sales. Our cost of sales increased $1,670,078 to $7,102,669 in the nine months ended September 30, 2009 from $5,432,591 in the same period in 2008. The cost of goods sold per sales ratio changed from 60% to 57%, mainly due to greater efficiencies our cost control.

Gross Profit and Gross Margin. Our gross profit increased $1,731,401 to $5,415,082 in the nine months ended September 30, 2009 from $3,683,681 in the same period in 2008. Gross profit as a percentage of net revenue was 43%  and 40% for the nine months ended September 30, 2009 and 2008, respectively. The slight increase in the gross margin was primarily due changes in our product mix and greater efficiencies in cost control.

Selling, General and Administrative Expenses. Our selling, general and administration grew slightly to $686,645 in the nine months ended September 30, 2009 from $557,793 in the same period in 2008. This increase was mainly due to our rapid growth as these costs are proportional to sales.  As a percentage of revenues, however, we were able to lower SG&A costs by roughly one percentage point.

Other Income. Other income decreased increased to $24,879 in the nine months ended September 30, 2009 from $-1,657 in the same period in 2008.

Income Before Income Taxes. Our income before income taxes increased to $4,753,316 in the nine months ended September 30, 2009 from $3,124,231 in the same period in 2008. This increase was mainly due to the general expansion in our operational scope.

Income Taxes. Income tax increased to $1,188,329 in the nine months ended September 30, 2009 from $781,058 in the same period in 2008. The increase was due to an increase in income.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

The following table sets forth key components of our results of operations for the periods indicated, both in dollars and as a percentage of our net sales. As the reverse acquisition of Glory Reach was entered into after December 31, 2008 and during the periods indicated Qingdao Shoes were the only entities in our combined business that had operations, the results of operations below refer only to that of Qingdao Shoes.

	Year Ended		Year Ended
	December 31, 2008		December 31, 2007
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$13,904,314	100%	$8,594,468	100%
Cost of sales	8,246,592	59%	4,996,377	58%
Gross profit	5,657,722	41%	3,598,091	42%
Selling, General and Administrative Expenses	759,470	5%	517,140	6%
Operating Income	4,842,892,	35%	3,023,842	35%
Other income	4,704	0%	(24,796)	0%
Income Before Income Taxes	4,847,596	35%	2,999,046	35%
Income taxes	1,211,899	9%	989,685	12%
Net income	$3,635,697	26%	$2,009,361	23%

Net Sales. Our sales grew substantially to $13,904,314 in 2008 from $8,594,468 in 2007, primarily due to an increase in the number of our sales points and volume at existing stores.

Cost of Sales. Our cost of sales increased from $4,996,377 in 2007 to $8,246,592 in 2008, due to the expansion of our business in 2008.

Gross Profit and Gross Margin. Our gross profit increased from $3,598,091 in 2007 to $5,657,722 in 2008, due to the expansion of our business. Our gross profit margin was improved stayed roughly the same, a slight decrease to 41% in 2008 to as opposed to 42% in 2007.

Selling, General and Administrative Expenses. In 2008, our selling, general and administration expenses rose  to $759,470, from $517,140 in 2007 reflecting increased commissions and cost associated with increased revenues.

Other Income. Other income increased to $4,704 in 2008, from -$24,796 in 2007 and represents a negligible percentage of revenues.

Income Before Income Taxes. Our income before income taxes increased to $4,847,596 in 2008 from $2,999,046 in 2007.

Income Taxes. Income tax increased to $1,211,899 in 2008 from $989,685 in 2007. The increase was mainly due to the increase in our income, as our income tax rate was lowered from 33% to 25% from period to period.

Net Income. In 2008, we generated a net income of $3,635,697, an increase of $1,626,336 from $2,009,361 in 2007, representing a growth rate of 81%. Such increase was mainly due to successful scaling out of our business model.

Liquidity And Capital Resources

As of September 30, 2009, we had cash and cash equivalents of $464,914, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Nine Months Ended		Fiscal Year Ended
	September 30,		December 31,
	2009	2008	2008	2007
Net cash provided by operating activities	$6,591,232	$4,984,660	$7,746,685	$5,005,406
Net cash provided by (used in) investing activities	309,930	(2,212,812)	(5,823,377)	(4,849,957)
Net cash provided by (used in) financing activities	(6,552,342)	(1,874,600)	(1,874,600)	(257,220)
Effects of Exchange Rate Change in Cash	-2,440	23,772	35,218	47,022
Net (Decrease) Increase in Cash and Cash Equivalents	346,380	921,020	83,926	-54,749
Cash and Cash Equivalent at Beginning of the Year	118,534	34,608	34,608	89,357
Cash and Cash Equivalent at End of the Year	464,914	955,628	118,534	34,608

Operating activities

Net cash provided by operating activities was $6,591,232 for the nine months ended September 30, 2009, as compared to $4,984,660 for the same period in 2008. The increase in net cash provided by operating activities was due to growth in the scope of our business.

Net cash provided by operating activities was $7,746,685 for the year ended December 31, 2008, as compared to $5,005,406 for the same period in 2007. The increase in net cash provided by operating activities was due to growth in the scope of our business.

Investing activities

Net cash provided in investing activities for the nine months ended September 30, 2009 was $309,930, as compared to $(2,212,812) net cash used in investing activities during the same period of 2008. The change  in net cash provided by (used in)  investing activities was mainly due to advances to/collections from related party.

Net cash used in investing activities for the year ended December 31, 2008 was (5,823,377) as compared to $(4,849,957) in the same period of 2007. The increase of net cash used in investing activities was mainly due to advances to related party.

Financing activities

Net cash used in financing activities for the nine months ended September 30, 2009 was $(6,552,342), as compared to $(1,874,600) in the same period of 2008. The significant increase in net cash used in financing activities was mainly due to distributions to shareholders.

Net cash used in financing activities for the years ended December 31, 2008 and 2007 was $(1,874,600) and $(257,220) respectively. The significant increase in net cash used in financing activities was mainly due to distributions to shareholders.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources, to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

We may experience seasonal fluctuations in our revenue in some regions in the PRC, based on the seasonal changes in the weather and the tendency of customers to make purchases relating to their apparel suitable for the time of year.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.   Our revenues are usually higher in the fourth and first quarters due seasonal purchases.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

Retail sales are recognized at the point of sale to customers, are recorded net of estimated returns, and exclude value added tax (“VAT”). Wholesales to its contracted customers are recognized as revenue at the time the product is shipped and title passes to the customer on an FOB shipping point basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those estimates.

Accounts Receivable

Accounts receivable consists of unpaid balances due from the whole-sale customers. Such balances generally are cleared in the subsequent month when the whole-sale customers place another order. The Company does not provide an allowance for doubtful accounts because the Company has not experienced any credit losses in collecting these amounts from whole-sale customers.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value. There was no impairment of long-lived assets for the years ended December 31, 2008 and 2007.

Inventories

Merchandise inventories are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2008 and 2007, the cumulative translation adjustment of $437,665 and $205,618 were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively. For the years ended December 31, 2008 and 2007, other comprehensive income was $232,047 and $141,675, respectively.

Recent Accounting Pronouncements

Fair Value Measurements and Disclosures (Included in ASC 820, previously FSP No. 157-4, “Determining Whether a Market is Not Active and a Transaction Is Not Distressed”).  FSP No. 157-4 clarifies when markets are illiquid or that market pricing may not actually reflect the “real” value of an asset.  If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value.  FSP No. 157-4 identifies factors to be considered when determining whether or not a market is inactive.  FSP No. 157-4 would be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively.  The adoption of this standard had no material effect on the Company's financial statements.

Interim Disclosures about Fair Value of Financial Instruments (Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1).  This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements.  This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods.  FSP 107-1 was effective for interim periods ending after September 15, 2009.  The adoption of FSP 107-1 had no material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities – Amended (To be included in ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46(R)”). SFAS 167 amends FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity.  SFAS 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

FASB Accounting Standards Codification (Accounting Standards Update “ASU” 2009-1). In June 2009, the Financial Accounting Standard Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff.  The Codification is effective for interim or annual financial periods ending after September 15, 2009 and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification.  There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification.

As a result of our implementation of the Codification during the quarter ended September 30, 2009, previous references to new accounting standards and literature are no longer applicable.  In the current quarter financial statements, we will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 (“ASC Update 2009-05”), an update to ASC 820, Fair Value Measurements and Disclosures.  This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities.  Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASC Update 2009-05.  ASC Update 2009-05 will become effective for the Company’s annual financial statements for the year ended December 31, 2009. The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605) “Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force”.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 12, 2010 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 269 First Huashan Road, Jimo City, Qingdao, Shandong, China. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of February 12, 2010 based upon (i) 8,100,000 shares of common stock outstanding and (ii) 10,000,000 shares of Series A convertible Preferred Stock outstanding.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Combined Voting Power of Common Stock and Series A Preferred Stock (1)
Officers and Directors
Tao Wang	Chief Executive Officer	Series A Convertible Preferred Stock	6,495	(2)	63.0%

Joseph Meuse	Director	Series A Convertible Preferred Stock	873		8.5
360 Main Street PO Box 393 Washington, Virginia 22747

Craig Burton	Director	Common Stock	115,000		*

Joseph J. Passalaqua	Director	Common Stock	120,000		*
All officers and directors as a group (2 persons named above)		Series A Convertible Preferred Stock Common Stock	7,368 235,000		71.6

5% Security Holders

Swift Dynamic Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, British Virgin Islands		Series A Convertible Preferred Stock	6,495	(2)	63.0

Greenwich Holdings, LLC (3) 106 Glenwood Drive Liverpool NY 13090		Common Stock	6,792,781	(3)	2.5

William Luckman 360 Main Street PO Box 393 Washington, Virginia 22747		Series A Convertible Preferred Stock	874		8.5

* Less than 1%
(1) Common Stock shares have one vote per share.  Shares of Series A Convertible Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 970 shares of common stock upon the effectiveness of a planned 1-for-27 reverse split of our outstanding common stock, which we expect to become effective in or about March 2010.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock based on an assumed post 1-for-27 reverse split basis.

(2) Based on 6,495 shares of Series A Convertible Preferred held by Swift Dynamic Limited, a British Virgin Islands limited company.  Tao Wang serves as Chief Executive Officer and Director of Swift Dynamic Limited.

(3) Based on 6,792,781 shares of Common Stock held by Greenwich Holdings, LLC.  Greenwich Holdings, LLC is a New York limited liability company that is owned by Joseph C. Passalaqua, a resident of Liverpool, New York.

Changes in Control

The Company does not have any change of control or retirement arrangements with its executive officers.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Tao Wang	39	Chief Executive Officer
Renwei Ma	43	General Counsel
Fang Sui	28	Chief Financial Officer, Controller
Wenmao Shi	39	Chief Operating Officer
Zhengdian Xing	33	Vice President, Sales
Xianfu Qiao	47	Sourcing and Design Manager
Craig H. Burton	46	Director
Joseph J. Passalaqua	36	Director
Joseph Meuse	39	Director

Tao Wang   Mr. Wang has been the company’s CEO and founder since March 10, 2003.  Before founding Hongung, Mr. Wang was engaged in variety of capacities involving branding, strategic marketing and sales of footwear since 1992.  Mr. Wang has over 18 years experience in shoe industry.

Renwei Ma Mr. Ma is the company legal representative since the founding of the Hongung in March 2003. Prior becoming Hongung’s legal representative, he was self-employed, as well worked in the shoe industry. He obtained a bachelor degree in Marketing.

Fang Sui  Ms. Sui joined Hongung in March 2003.  She is responsible for the company’s financial information.  She holds a bachelor’s degree, and she is a registered accountant.

Wenmao Shi  Mr. Mao has been with the Company in the sales department since inception in March 2003.  Prior joining Hongung, Mr. Mao was a director of sales at Qingdao Double Star Group. Mr. Mao has over 18 years of sales experience, and obtained a bachelor degree in 1992, majoring in Economics.

Zhengdian Xing   Mr. Xing is a Sales Manager and has been with the Company since March , 2003.  Prior joining Hongung, Mr. Mao was previously an entrepreneur in the footwear industry since 1998.  Mr. Xing has over 10 years of sales experience, and obtained a bachelor degree in 1998, majoring in Sales and Marketing.

Xianfu Qiao, Mr. Qiao has been the Company’s Development Manager since March , 2003.  Prior joining Hongung, Mr. Mao was self-employed, he has worked in the shoe industry in a variety of capacities since 1986. Mr. Qiao has over 20 years of industry experience.

Craig Burton, Mr. Burton has served as President and director of Datone, Inc. since August, 2000. On February 12, 2010 Mr. Burton resigned as President of Datone.  Mr. Burton attended the University of South Carolina-Coastal and was a licensed real estate agent in the State of New York. He began working in marketing for a long distance carrier in 1996 and in 1999, Mr. Burton became Director of Marketing for Datone Communications, Inc., an owner of payphones and distributor of prepaid calling cards. Datone was acquired by USIP in January, 2000. Mr. Burton served as President and a director of USIP.Com from January 2000-2006. Additionally, Mr. Burton was secretary and director of NB Telecom,Inc. from December 2005-2008.

Joseph J. Passalaqua, Mr. Passalaqua has served as our secretary and director since August 2000. On February 12, 2010 Mr. Passalaqua resigned as Secretary of Datone.  Since 1999, Mr. Passalaqua has worked as a trainer at Sports Karate and fitness training company located in Cicero, New York. Mr. Passalaqua is a high school graduate.

Joseph Meuse, Mr. Meuse has served as a director of Datone since January 25, 2010.  Mr. Meuse has been involved with corporate restructuring since 1995.  He is the Managing Member of Belmont Partners, LLC and was previously a Managing Partner of Castle Capital Partners. Additionally, Mr. Meuse maintains a position as a Board Member of numerous public companies.  Mr. Meuse attended the College of William and Mary.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2008 and 2007

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)
Tao Wang, Chief Executive Officer	2008	8,088	3,676	11,764
	2009	8,088	3,676	11,764
Craig Burton, former President	2008	40,040	0	40,040
	2009	40,040	0	40,040

(1)
On February 12, 2010, we acquired Glory Reach in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Tao Wang became our Chief Executive Officer. Prior to the effective date of the reverse acquisition, Mr. Craig Burton served as Chief Executive Officer of Datone.

Summary of Employment Agreements and Material Terms

Prior to our reverse acquisition of Glory Reach, our operating subsidiaries were private limited companies organized under the laws of the PRC, and in accordance with PRC regulations, the salary and bonus of our executives was determined by our shareholders.

Other than the salary and necessary social benefits required by the government, we currently do not provide other benefits to the officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2009, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2009 and currently no compensation arrangements are in place for the compensation of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

The following includes a summary of transactions since the beginning of the 2007 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Mr. Tao Wang entered into the contract with the Company to assume fiscal responsibilities for all tax liabilities recorded and potential penalties relating to all tax liabilities before December 31, 2009.  As of December 31, 2008 and 2007, the assumed amount was $3,799,872 and $2,620,236, respectively, which mainly included VAT tax payable and income tax payable. As of September 30, 2009 the assumed amount was $3,464,650. According to PRC tax law, late or deficient tax payment could subject to significant tax penalty. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noted that the Company had paid off all its tax liability by December 21, 2009.

The Company leases one of its stores from Mr. Tao Wang under a four-year operating lease expiring August 2011. For the years ended December 31, 2008 and 2007, related party rent expense of $17,298 and $15,800, respectively, was included in total rent expense of the year.

The Company leases one of its warehouse buildings to Weidong, Liang, brother-in-law of Mr. Tao Wang, for three years starting May 2008. Per the agreement, the lessee shall pay equal amount of advertising expense on behalf of the lessor as the lease payment. For the year ended December 31, 2008, the Company recorded other income of $57,660 from leasing the aforementioned building and advertising expense of $57,660.

Prior to the acquisitions of Datone the Company loaned Mr. Tao Wang amounts of $222,108 and $4,373,588 at September 30, 2009 and December 31, 2008, respectively. As of the date of this filing, all balances loaned by the Company to Mr. Tao Wang have been repaid and no loans to Mr. Tao Wang are outstanding.

Insider Transactions Policies and Procedures

The Company does not currently have an insider transaction policy.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

Market Information

Our common stock is quoted under the symbol “DATI” on the Electronic Bulletin Board maintained by the Financial Industry Regulatory Authority, however there is not currently an active trading market for our common stock, and no information is available for the prices of our common stock, as reported by www.otcbb.com. The CUSIP number for our common stock is 23816A103.

Holders

As of February 9, 2010 there were approximately 256 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have in the past distributed earnings to shareholders.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Substantially all of our revenues are earned by Qingdao Shoes, our PRC subsidiary. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. We plan to amend our Certificate of Incorporation to, among other things, effect a 1-for-27 stock reverse split of our outstanding shares of common stock (the “Reverse Split”), which we expect to become effective in or about March 2010.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As February 12, 2010, we had a total of 8,100,000 shares of common stock outstanding.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

Series A Convertible Preferred Stock

In accordance with our Certificate of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 10,000 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”).  The Certificate of Designation was filed on February 11, 2010.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 970 shares of common stock immediately subsequent to the effectiveness of a planned 1-for-27 reverse split of our outstanding common stock, which we expect to become effective in or about March 2010.  Upon the reverse split the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,700,000 shares of common stock, which will constitute 97% of the outstanding common stock of Datone subsequent to the  Reverse Split.

Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-27 reverse split (to retroactively take into account the Reverse Split).  For example, assuming 100 shares of Series A Preferred Stock are issued and outstanding on the record date for any stockholder vote, such shares, voting in aggregate, would vote a total of 2,619,000 voting shares.

The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.   Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

Following the effectiveness of the Reverse Split and conversion of Series A Preferred Stock into common stock, there will be approximately 10,000,000 shares of our common stock issued and outstanding.

Anti-takeover Effects of Our Certificate of Incorporation and By-laws

Our Certificate of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Delaware Law

Delaware Anti-Takeover Statute.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•
at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent And Registrar

Our independent stock transfer agent is Fidelity Transfer Company. Their mailing address is 8915 South 700 East. Suite 102, Sandy, UT 84070 and their phone number is 801-562-1300.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company’s certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. To the extent Section 102(b)(7) is interpreted, or the Delaware General Corporation Law is amended, to allow similar protections for officers of a corporation, such provisions of the Company’s certificate of incorporation shall also extend to those persons. In addition, we have entered into Indemnification Agreements with our Directors, which provide for similar rights.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws, certificate of incorporation and Indemnification Agreements of the Company provide that:

•
The Company shall indemnify its directors and officers for serving the Company in those capacities or for serving other business enterprises at the Company’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Company may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•
The Company is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•
The Company will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Company’s board of directors or brought to enforce a right to indemnification.

•
The rights conferred in the bylaws are not exclusive, and the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Company may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On February 12, 2010, we issued 10,000 shares of our Series A Convertible Preferred stock (“Series A Preferred Stock”) to the shareholders of Glory Reach. The total consideration for the 10,000 shares of our Series A Convertible Preferred stock was 10,000 ordinary shares of Glory Reach, which is all the issued and outstanding capital stock of Glory Reach. The number of our shares issued to the shareholders of Glory Reach was determined based on an arms-length negotiation.  The issuance of our shares to these shareholders was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On February 10, 2010, we issued 3,136,768 shares of common stock to our landlord to extinguish approximately $47,052 of debt owed to Callaway Properties, our pre reverse acquisition landlord. Callaway Properties’ sole shareholder is Mary Passalaqua, wife of the Company’s director and former secretary Joseph Passalaqua.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Glory Reach, the former shareholders of Glory Reach now owns 0% of the total outstanding shares of our common stock, 100% of our Series A Convertible Preferred stock, and 97% of total voting power of all our outstanding voting securities.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, Craig H. Burton, our President and Director, Joseph J. Passalaqua, our Secretary and Director, and Joseph Meuse, our Director, submitted a resignation letter pursuant to which they resigned from all offices that they held effective immediately and from their  position as our directors that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which will be mailed out on or about February 22, 2010.  In addition, our board of directors on February 12 appointed Tao Wang (Chairman), Renwei Ma and Lanhai Sun to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Craig H. Burton, Joseph J. Passalaqua, and Joseph Meuse on the tenth day following the mailing by us of the information statement to our stockholders.  In addition, our executive officers were replaced by the Qingdao Shoes’ executive officers upon the closing of the reverse acquisition as indicated in more detail in the disclosure under Item 2.01 of this report.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Series A Convertible Preferred Stock

In accordance with our Certificate of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 10,000 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”).  The Certificate of Designation was filed on February 11, 2010.

Shares of Series A Preferred Stock will automatically convert into shares of common stock on the basis of one share of Series A Preferred Stock for 970 shares of common stock upon the effectiveness of a planned 1-for-27 reverse split (the “Reverse Split”) of our outstanding common stock, which we expect to become effective in or about March 2010.  Upon the reverse split the 10,000 outstanding shares of Series A Preferred Stock will automatically convert into 9,700,000 shares of common stock, which will constitute 97% of the outstanding common stock of Datone subsequent to the  Reverse Split.

Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis, based on an assumed post 1-for-27 reverse split (to retroactively take into account the Reverse Split).  For example, assuming 100 shares of Series A Preferred Stock are issued and outstanding on the record date for any stockholder vote, such shares, voting in aggregate, would vote a total of 2,619,000 voting shares.

The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock.   Holders of Series A Preferred Stock have protective class voting veto rights on certain matters, such as increasing the authorized shares of Series A Preferred Stock and modifying the rights of Series A Preferred Stock.

The Certificate of Designation is filed as Exhibit 3.3 to this Current Report on Form 8-k and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Filed herewith are the following:

1.  Audited consolidated financial statements of Glory Reach and subsidiaries for the fiscal years ended December 31, 2008 and 2007.

2.  Unaudited consolidated financial statements of Glory Reach and subsidiaries for the nine months ended September 30, 2009 and 2008.

(b)

Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed consolidated financial information of Glory Reach and its subsidiaries for the requisite periods.

(d)

Exhibits

Exhibit No.	Description
2.1
Share Exchange Agreement, dated February 12, 2010, among the Datone, Glory Reach International Limited, Qingdao Shoes, the shareholders of Glory Reach International Limited, and Greenwich Holdings LLC.

*3.1	Amended and Restated Certificate of Incorporation.
*3.2	Bylaws
3.3	Certificate of Designation of Series A Voting Convertible Preferred Stock, as filed with the Delaware Secretary of State on February 11, 2010.
10.1	Form of Distributer Contract (translated)
10.2	Form of Purchase Contract (translated)
10.3	Asset Transfer Agreement between Qingdao Shoes and Tao Wang (translated)
10.4	Form of Director Indemnification Agreement
10.5	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations
21	Subsidiaries of the Company
*	Filed as an exhibit to the Company's registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on February 1, 2008, and incorporated herein by this reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       February 12, 2010

Datone, Inc.
(Registrant)

/s/Tao Wang
*Signature

Chief Executive Officer
Title

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Glory Reach International Limited
Qingdao City, Shandong Province, PRC

We have audited the accompanying consolidated balance sheets of Glory Reach International Limited (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of the Company referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONEBAILEY, LLP

www.malonebailey.com
Houston, Texas

February 12, 2010

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

	2008	2007

ASSETS
Current assets
Cash	$118,534	$34,608
Accounts receivable	3,534	4,263
Inventories	189,535	407,688
Prepaid expenses	58,490	64,407
Due from related party	4,373,588	2,231,755

Total current assets	4,743,681	2,742,721

Property, plant and equipment, net	602,831	576,049
Intangible assets	213,008	203,594

Total Assets	$5,559,520	$3,522,364

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$546	$2,872
Taxes payable	2,114	1,856
Short-term loans	704,160	658,080

Total current liabilities	706,820	662,808

Shareholders' Equity
Common shares, authorized, issued and outstanding; 10,000 and 10,000 shares respectively, par value $0.129 per share	1,290	1,290
Additional paid-in capital	319,190	319,190
Accumulated other comprehensive income	437,665	205,618
Retained earnings	4,094,555	2,333,458

Total shareholders' equity	4,852,700	2,859,556

Total Liabilities and Shareholders' Equity	$5,559,520	$3,522,364

The accompanying notes are an integral part of these financial statements.

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

Net sales	$13,904,314	$8,594,468
Cost of sales	8,246,592	4,996,377

Gross profit	5,657,722	3,598,091

Operating expenses:
Selling, general and administrative expenses	759,470	517,140
Depreciation and amortization expense	55,360	57,109

Profit from operations	4,842,892	3,023,842

Other income (expenses):
Other income	57,660	-
Interest income	8,949	10,351
Interest expense	(61,905)	(35,147)

Income before income taxes	4,847,596	2,999,046

Income taxes	1,211,899	989,685

Net income	$3,635,697	$2,009,361

Net income per share - basis and diluted	$364	$201

Weighted average shares outstanding	10,000	10,000

Comprehensive income

Net income	$3,635,697	$2,009,361
Other comprehensive income
Foreign currency translation	232,047	141,675

Comprehensive income	$3,867,744	$2,151,036

The accompanying notes are an integral part of these financial statements.

GLORY REACH INTERNATIONAL LIMITED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,635,697	$2,009,361
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	55,360	57,109
Changes in operating assets and liabilities:
Accounts receivable	1,028	(4,263)
Inventories	246,700	379,647
Prepaid expenses	10,427	(46,858)
Accounts payable	(2,527)	2,872
Accrued liability	-	(13,765)
Taxes payable	3,800,000	2,621,303
Net cash provided by operating activities	7,746,685	5,005,406

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance to related party	(5,785,433)	(4,825,046)
Purchase of property and equipment	(37,944)	(24,911)
Net cash used in investing activities	(5,823,377)	(4,849,957)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	850,860	932,280
Repayments on short-term loans	(850,860)	(411,300)
Distribution to shareholders	(1,874,600)	(778,200)
Net cash used in financing activities	(1,874,600)	(257,220)

Effect of exchange rate changes on cash	35,218	47,022

Net increase (decrease) in cash	$83,926	$(54,749)

Cash, beginning of year	34,608	89,357

Cash, end of year	$118,534	$34,608

SUPPLEMENTAL DISCLOSURE INFORMATION:
Interest paid	$61,905	$35,147

Income taxes paid	$2,539	$1,428

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Transfer of taxes payable to due from related party	3,799,872	2,620,236

The accompanying notes are an integral part of these financial statements.

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Shareholders' Equity
Balance, December 31, 2006	$1,290	$319,190	$63,943	$1,102,297	$1,486,720

Distribution to shareholders	-	-	-	(778,200)	(778,200)
Net income	-	-	-	2,009,361	2,009,361
Foreign currency translation gain	-	-	141,675	-	141,675

Balance, December 31, 2007	$1,290	$319,190	$205,618	$2,333,458	$2,859,556

Distribution to shareholders	-	-	-	(1,874,600)	(1,874,600)
Net income	-	-	-	3,635,697	3,635,697
Foreign currency translation gain	-	-	232,047	-	232,047

Balance, December 31, 2008	$1,290	$319,190	$437,665	$4,094,555	$4,852,700

The accompanying notes are an integral part of these financial statements

GLORY REACH INTERNATIONAL LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Qingdao Hongguan Shoes Co., Ltd. (”Qingdao Shoes”) was incorporated on March 11, 2003 in Jimo County, Qingdao City, Shandong Province, People’s Republic of China (the “PRC”) with registered capital of $320,480.  Mr. Tao Wang owned 80% of Qingdao Shoes and the remaining 20% was owned by Mr. Renwei Ma.  Qingdao Shoes is the owner of the brand name “Honguan” and principally engaged in the wholesale and retail sales of fashion footwear primarily in the northeast region of China.

Glory Reach International Limited (the “Company”) was established in Hong Kong on November 18, 2009 to serve as an intermediate holding company. Mr. Tao Wang, the controlling interest holder of Qingdao Shoes also controls the Company. On February 8, 2010, also pursuant to the restructuring plan, the Company acquired 100% of the equity interests in Qingdao Shoes,

Since the Company and Qingdao Shoes are under common control, for accounting purposes, the acquisitions of Hongguan has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements reflect the financial position, results of operations and cash flows of the Company and all of its wholly owned and majority owned subsidiaries as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and 2007. All intercompany items are eliminated during consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade receivables.  As of December 31, 2008 and 2007, substantially all of the Company’s cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to trade receivables, the Company rarely extends credit to its customers.  The Company generally does not require collateral for trade receivables and has not experienced any credit losses in collecting the trade receivables.

The Company operates principally in the PRC and grants credit to its customers in this geographic region.  Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2008 and 2007, the cumulative translation adjustment of $437,665 and $205,618 were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively. For the years ended December 31, 2008 and 2007, other comprehensive income was $232,047 and $141,675, respectively.

Accounts Receivable

Accounts receivable consists of unpaid balances due from the whole-sale customers. Such balances generally are cleared in the subsequent month when the whole-sale customers place another order. The Company does not provide an allowance for doubtful accounts because the Company has not experienced any credit losses in collecting these amounts from whole-sale customers.

Inventories

Merchandise inventories are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Gains or losses on disposals are reflected as gain or loss in the year of disposal.  Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the current period.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as set out below.

Estimated Useful Life
Plant and building	20 years
Office furniture and equipment	5 years
Transportation equipment	5 years

Land Use Rights

Land use right is stated at cost less accumulated amortization.  Amortization is provided using the straight-line method over the designated terms of the lease of 50 years obtained from the relevant PRC land authority.

Impairment of Long-Lived Assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value. There was no impairment of long-lived assets for the years ended December 31, 2008 and 2007.

Revenue Recognition

Retail sales are recognized at the point of sale to customers, are recorded net of estimated returns, and exclude value added tax (“VAT”). Whole-sales to its contracted customers are recognized as revenue at the time the product is shipped and title passes to the customer on an FOB shipping point basis.

Cost of Sales

Cost of sales includes the cost of merchandise, buying costs, and occupancy costs.

Advertising Expense

The Company expenses cost of advertising, including the cost of TV commercials, outdoor bulletin boards, promotional materials, and in-store displays as advertising expense, when incurred. Advertising expenses included in selling, general and administrative expenses were $57,660 and $3,660 for the years ended December 31, 2008 and 2007, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There was no deferred tax asset or liability for the years ended December 31, 2008 and 2007.

Value Added Taxes

The Company is subject to value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities that a penalty is due.

VAT on sales and VAT on purchases amounted to $2,405,548 and $81,464, respectively, for the year ended December 31, 2008. VAT on sales and VAT on purchases amounted to $1,520,969 and $80,546, respectively, for the year ended December 31, 2007. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Fair Value of Financial Instruments

ASC 820 “Fair Value Measurements and Disclosures”, adopted January 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables qualify as financial instruments. Management concluded the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.  The three levels are defined as follows:

●      Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●      Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●      Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

It is management’s opinion that as of December 31, 2008 and 2007, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet.  This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.  The carrying amounts of short-term loans approximate their fair values because the applicable interest rates approximate current market rates.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (Now ASC 820). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred the implementation of SFAS No. 157 for certain non-financial assets and liabilities for fiscal years beginning after November 15, 2008. We adopted the provisions of SFAS No. 157 for financial assets and liabilities on January 1, 2008 and elected to defer adoption for non-financial assets and liabilities. The adoption of SFAS No. 157 for financial assets did not have a material impact on our financial statements. We do not believe the adoption of SFAS No. 157 for certain non-financial assets and liabilities will have a material impact on our financial position, results of operations or cash flows.

In April 2008, the FASB issued Staff Position FSP FAS 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP FAS 142-3").  The FSP amends the factors considered in developing renewal or extension assumptions for determining the useful life of a recognized intangible asset under SFAS No. 142 (Now ASC 350-20), "Goodwill and Other Intangible Assets." The FSP's intent is to improve the consistency between the useful life of a recognized intangible asset under ASC 350-20 and the period of expected cash flows used to measure the fair value of the asset under other accounting principles generally accepted in the U.S. Companies must adopt the FSP for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited.  Companies must apply the guidance for determining the useful life of a recognized intangible asset prospectively to intangible assets acquired after the effective date.  Companies must also apply certain disclosure requirements prospectively to all intangible assets recognized as of, and subsequent to, the effective date.  We adopted this standard effectively January 1, 2009 and do not expect it to have an impact on our financial position, results of operations or cash flows.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (Now ASC 855), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected.  This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. ASC 855 is effective for interim and annual periods ending after June 15, 2009.  We do not expect the adoption of ASC 855 will have a material impact on our financial position, results of operations or cash flows.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new standards setting forth a single source of authoritative GAAP for all non-governmental entities (“Codification”). The Codification, which commenced July 1, 2009, changes the referencing and organization of accounting guidance. The Codification is effective for interim and annual periods ending after September 15, 2009. The Codification does not change GAAP and only affects how specific references to GAAP literature are disclosed in the notes to our financial position, results of operations or cash flows.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

NOTE 3 – INVENTORY

As of December 31, 2008 and 2007, inventory consists of the following:

	December 31, 2008	December 31, 2007

Finished goods	$189,535	$407,668

Total inventory	$189,535	$407,668

NOTE 4 - PREPAID EXPENSES

As of December 31, 2008 and 2007, the prepaid expenses consisted of the following:

	December 31, 2008	December 31, 2007

Retail store rental prepayment	$18,778	$17,549
Prepaid to suppliers	39,712	41,121
Prepaid miscellaneous office expenses	-	5,737

Total prepaid expenses	$58,490	$64,407

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2008 and 2007, property, plant and equipment consisted of the following:

	December 31, 2008	December 31, 2007

Plant and building	$731,918	$660,989
Office furniture and equipment	12,304	11,410
Transportation equipment	148,314	126,269

Total at cost	892,536	798,668
Less: Accumulated depreciation	(289,705)	(222,619)

Total property, plant and equipment, net	$602,831	$576,049

Depreciation for the years ended December 31, 2008 and 2007 was $50,603 and $52,764 respectively.

NOTE 6 - INTANGIBLE ASSETS

The Company obtained the right from the relevant PRC land authority for fifty years to use the land on which the office premises and warehouse of the Company are situated.  As of December 31, 2008 and 2007, intangible assets consisted of the following:

	December 31, 2008	December 31, 2007

Cost of land use rights	$242,055	$226,215
Less: Accumulated amortization	(29,047)	(22,621)

Total intangible assets, net	$213,008	$203,594

Amortization expense for the years ended December 31, 2008 and 2007 was $4,757 and $4,345 respectively.  Amortization expense for the next five years and thereafter at December 31, 2008 is as follows:

2009	$4,757
2010	4,757
2011	4,757
2012	4,757
2013	4,757
Thereafter	189,223

Total	$213,008

NOTE 7 - SHORT TERM LOANS

Short-term loans are due to two financial institutions which are normally due within one year.  As of December 31, 2008 and December 31, 2007, the Company’s short term loans consisted of the following:

	December 31, 2008	December 31, 2007

Jimo Rural Cooperative Bank of Qingdao (JMRB), 24-month bank loan due in November 2008, bears interest at 9.64% average, secured by third parties	$-	$137,100

JMRB, 12-month bank loan due in January 2008, bears interest at 9.64% average, secured by third parties	-	137,100

Bank of Qingdao Jimo Branch (BOQ), 12-month bank loan due in August 2008, bears interest at 7.94% average, pledged by Company's building and land use right	-	383,880

JMRB, two 12-month bank loans both due in November 2009, bear interest at 10.85% average, secured by third parties	293,400	-

BOQ, 12-month bank loan due in September 2009, bears interest at 8.25% average, pledged by Company's building and land use right	410,760	-

Total short-term loans	$704,160	$658,080

The above indebtedness to JMRB at December 31, 2008 and 2007 has been guaranteed by two unrelated companies.

NOTE 8 - RELATED PARTY BALANCES AND TRANSCATIONS

Due from related party

Due from related party at December 31, 2008 and 2007 are receivables from Mr. Tao Wang, the CEO and major shareholder of the Company in the amount of $4,373,588 and $2,231,755, respectively.  Theses borrowings bear no interest and are repayable on demand.

On December 31, 2009, in accordance with the related party policy and procedures, the Company entered into an agreement with Mr. Tao Wang to settle all outstanding balance of due from related parties.  As a result, at the end of December 31, 2009, the related party balance represented the outstanding balance of due to Mr. Tao Wang in amount of $104,511, which was partially settled In January 2010.

Related party transactions

Mr. Tao Wang entered into the contract with the Company to assume fiscal responsibilities for all tax liabilities recorded and potential penalties relating to all tax liabilities before December 31, 2009.  As of December 31, 2008 and 2007, the assumed amount was $3,799,872 and $2,620,236, respectively, which mainly included VAT tax payable and income tax payable. According to PRC tax law, late or deficient tax payment could subject to significant tax penalty. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noted that the Company had paid off all its tax liability by December 21, 2009.

The Company leases one of its stores from Mr. Tao Wang under a four-year operating lease expiring August 2011. For the years ended December 31, 2008 and 2007, related party rent expense of $17,298 and $15,800, respectively, was included in total rent expense of the year.

The Company leases one of its warehouse buildings to Weidong, Liang, brother-in-law of Mr. Tao Wang, for three years starting May 2008. Per the agreement, the lessee shall pay equal amount of advertising expense on behalf of the lessor as the lease payment. For the year ended December 31, 2008, the Company recorded other income of $57,660 from leasing the aforementioned building and advertising expense of $57,660.

NOTE 9 – OPERATING LEASES

The Company leases store spaces under noncancelable operating leases expiring at various dates through 2013. Rent expense was $88,652 and $68,337 for the years ended December 31, 2008 and 2007, respectively.

Future minimum lease payments at December 31, 2008 are as follows:

Year:
2009	$88,652
2010	60,543
2011	49,876
2012	8,649
2013	4,325
$212,045

NOTE 10 - INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% and 33% on income reported in the statutory financial statements after appropriated tax adjustments in 2008 and 2007 respectively.

	2008	2007

Income before income taxes	$4,847,596	$2,999,046

Income taxes (25% in 2008 and 33% in 2007)	$1,211,899	$989,685

There is no significant temporary difference between book and tax income.

See Note 8 – Related Party Transactions for the transfer of tax liabilities to the majority shareholder. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noted that the Company had paid off all its tax liability by December 21, 2009.

The following table reconciles the U.S. statutory corporate income rates to the Company’s effective tax rate for the years ended December 31, 2008 and 2007:

	2008	2007

US statutory rates	34.0%	34.0%
Tax rate difference	(9.0)%	(1.0)%

Tax per financial statements	25.0%	33.0%

NOTE 11 – SHAREHOLDERS’ EQUITY

During year 2007, the Company distributed $778,200 to its two owners.

During year 2008, the Company distributed $1,874,600 to its two owners.

NOTE 12 – COMMITMENTS AND CONTINGECIES

Social insurance for employees

According to the prevailing laws and regulations of the PRC, the Company is required to cover its employees with medical, retirement and unemployment insurance programs.  Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurances, and has paid the social insurances for the Company’s employees who have completed three months’ continuous employment with the Company.

In the event that any current or former employee files a complaint with the PRC government, the Company may be subject to making up the social insurances as well as administrative fines.  As the Company believes that these fines would not be material, no provision has been made in this regard.

Guarantees

At December 31, 2008, we had two outstanding guarantees provided to two unrelated companies for the amount of $176,040 and $73,350, respectively. The two unrelated companies also provided guarantees to us for a bank loan amounted $293,400 (Note 7).

Tax liabilities

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

Mr. Tao Wang entered into a contract with the Company to assume fiscal responsibilities for all tax liabilities recorded and potential penalties relating to all the tax liabilities before December 31, 2009.  As of December 31, 2008 and 2007, the assumed amount was $3,799,872 and $2,620,236, respectively, which mainly included VAT tax payable and income tax payable. According to PRC tax law, late or deficient tax payment could subject to tax penalty. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noted that the Company had paid off all its tax liability by December 21, 2009.

NOTE 13 - OPERATING RISKS

(a) Country risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in a material adverse effect upon the Company’s business and financial condition.

(b) Exchange risk

The Company cannot guarantee the Renminbi, US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars.  The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(c) Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates.  The Company does not have any derivative financial instruments as of December 31, 2008 and 2007 and believes its exposure to interest rate risk is not material.

NOTE 14 – CONCENTRATION

During the years ended December 31, 2008 and 2007, the sales generated by the Company’s owned stores accounted for 15% and 12% of total sales, respectively.

During the year ended December 31, 2007, purchases from one vendor accounted for 13.2% of the total merchandise purchases of the Company. There is no such concentration for the year ended December 31, 2008.

NOTE 15 - SUBSEQUENT EVENTS

In February, 2010, the Company completed a reverse acquisition transaction through a share exchange with Datone, Inc. (“Datone”), whereby Datone acquired 100% of the issued and outstanding capital stock of the Company in exchange for 10,000 shares of the Series A Convertible Preferred Stock of Datone. As a result of the reverse acquisition, the Company became Datone’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of Datone.  The share exchange transaction with Datone was treated as a reverse acquisition, with the Company as the accounting acquirer and Datone as the acquired party.

During the nine months ended September 30, 2009, the Company distributed $6,860,412 to its two owners.

During the nine months ended September 30, 2009, the Company transferred $3,464,650 tax liability to Mr. Tao Wang, CEO and majority shareholders of the Company.

During the nine months ended September 30, 2009, Mr. Tao Wang repaid $686,829 to the Company.

The Company obtained a 60-day loan from JMRB on October 23, 2009, with principal amount of $440,100 bearing interest at 9.72% per annum and the loan has been paid off on December 20, 2009.

The Company obtained a short term loan from JMRB on November 11, 2009, with principle amount of $146,259 bearing interest of 9.72% per annum and matures on November 8, 2010.

The Company obtained a short term loan from JMRB on November 18, 2009, with principle amount of $146,259 bearing interest of 8% per annum and matures on November 17, 2010.

The Company obtained a long term loan from JMRB on December 16, 2009, with principle amount of $248,640 bearing interest of 8% per annum and matures on December 10, 2011.

The Company obtained a long term loan from JMRB on January 20, 2010, with principle amount of $438,776 bearing interest of 9.72% per annum and matures on December 14, 2010.

The Company entered into the agreements to settle all outstanding balance of due from the officer, Mr. Tao Wang in accordance with the relevant related party policy and procedures on December 31, 2009, which resulted in amounted to $104,511 outstanding balance of due to Mr. Tao Wang as of December 31, 2009.

The Company has evaluated all subsequent events through February 12, 2010, the date of this filing.

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
(UNAUDITED)

	September 30,	December 31,
	2009	2008

ASSETS
Current assets
Cash	$464,914	$118,534
Accounts receivable	72,554	3,534
Inventories	598,575	189,535
Prepaid expenses	96,451	58,490
Due from related party	222,108	4,373,588

Total current assets	1,454,602	4,743,681

Property, plant and equipment, net	939,363	602,831
Intangible assets	209,378	213,008

Total Assets	$2,603,343	$5,559,520

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$27,065	$546
Taxes payable	9,247	2,114
Short-term loans	1,012,230	704,160

Total current liabilities	1,048,542	706,820

Shareholders' Equity
Common shares, authorized, issued and outstanding; 10,000 and 10,000 shares respectively, par value $0.129 per share	1,290	1,290
Additional paid-in capital	319,190	319,190
Accumulated other comprehensive income	435,191	437,665
Retained earnings	799,130	4,094,555

Total Shareholders' Equity	1,554,801	4,852,700

Total Liabilities and Shareholders' Equity	$2,603,343	$5,559,520

The accompanying notes are an integral part of these financial statements.

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	Nine Months Ended
	September 30,	September 30,
	2009	2008

Net sales	$12,517,751	$9,116,272
Cost of sales	7,102,669	5,432,591

Gross profit	5,415,082	3,683,681

Operating expenses:
Selling, general and administrative expenses	642,681	515,586
Depreciation and amortization expense	43,964	42,207

Profit from operations	4,728,437	3,125,888

Other income (expenses):
Other income	65,966	35,843
Interest expense	(41,087)	(37,500)

Income before income taxes	4,753,316	3,124,231

Income taxes	1,188,329	781,058

Net income	$3,564,987	$2,343,173

Net income per share - basis and diluted	$356	$234

Weighted average shares outstanding	10,000	10,000

Comprehensive income
Net income	$3,564,987	$2,343,173
Other comprehensive income
Foreign currency translation	(2,473)	212,476

Comprehensive income	$3,562,514	$2,555,649

The accompanying notes are an integral part of these financial statements.

GLORY REACH INTERNATIONAL LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2009 AND 2008
(UNAUDITED)

	Nine Months Ended
	September 30,	September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,564,987	$2,343,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,964	42,207
Changes in operating assets and liabilities:
Accounts receivable	(69,020)	(66,874)
Inventories	(409,040)	105,754
Prepaid expenses	(37,961)	53,231
Accounts payable	26,519	33,280
Taxes payable	3,471,783	2,473,889
Net cash provided by operating activities	6,591,232	4,984,660

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance to related party	-	(2,175,067)
Collection from related party	686,829	-
Purchase of property and equipment	(376,899)	(37,745)
Net cash provided by (used) in investing activities	309,930	(2,212,812)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	718,830	555,940
Repayments on short-term loans	(410,760)	(555,940)
Distribution to shareholders	(6,860,412)	(1,874,600)
Net cash used in financing activities	(6,552,342)	(1,874,600)

Effect of exchange rate changes on cash	(2,440)	23,772

Net increase in cash	$346,380	$921,020

Cash, beginning of period	118,534	34,608

Cash, end of period	$464,914	$955,628

SUPPLEMENTAL DISCLOSURE INFORMATION:
Interest paid	$41,087	$37,500

Income tax paid	$3,760	$2,525

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Transfer of taxes payable to due from related party	3,464,650	-

The accompanying notes are an integral part of these financial statements.

GLORY REACH INTERNATIONAL LIMITED
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Qingdao Hongguan Shoes Co., Ltd. (”Qingdao Shoes”) was incorporated on March 11, 2003 in Jimo County, Qingdao City, Shandong Province, People’s Republic of China (the “PRC”) with registered capital of $320,480.  Mr. Tao Wang owned 80% of Qingdao Shoes and the remaining 20% was owned by Mr. Renwei Ma.  Qingdao Shoes is the owner of the brand name “Honguan” and principally engaged in the wholesale and retail sales of fashion footwear primarily in the northeast region of China.

Glory Reach International Limited (the “Company”) was established in Hong Kong on November 18, 2009 to serve as an intermediate holding company.  Mr. Tao Wang, the controlling interest holder of Qingdao Shoes also controls the Company. On February 8, 2010, also pursuant to the restructuring plan, the Company acquired 100% of the equity interests in Qingdao Shoes.

Since the common control between the Company and Qingdao Shoes, for accounting purposes, the acquisitions of Hongguan has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual financial statements for the years ended December 31, 2008 and 2007 included in this Form 8-K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the years ended December 31, 2008 and 2007 included in this document have been omitted.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those estimates.

Recent Accounting Pronouncements

Fair Value Measurements and Disclosures (Included in ASC 820, previously FSP No. 157-4, “Determining Whether a Market is Not Active and a Transaction Is Not Distressed”).  FSP No. 157-4 clarifies when markets are illiquid or that market pricing may not actually reflect the “real” value of an asset.  If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value.  FSP No. 157-4 identifies factors to be considered when determining whether or not a market is inactive.  FSP No. 157-4 would be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively.  The adoption of this standard had no material effect on the Company's financial statements.

Interim Disclosures about Fair Value of Financial Instruments (Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1).  This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements.  This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods.  FSP 107-1 was effective for interim periods ending after September 15, 2009.  The adoption of FSP 107-1 had no material impact on the Company’s financial statements.

Consolidation of Variable Interest Entities – Amended (To be included in ASC 810 “Consolidation”, previously SFAS 167 “Amendments to FASB Interpretation No. 46(R)”). SFAS 167 amends FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity.  SFAS 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.  SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and will be effective for us as of January 1, 2010.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

FASB Accounting Standards Codification (Accounting Standards Update “ASU” 2009-1). In June 2009, the Financial Accounting Standard Board (“FASB”) approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff.  The Codification is effective for interim or annual financial periods ending after September 15, 2009 and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification.  There have been no changes to the content of our financial statements or disclosures as a result of implementing the Codification.

As a result of our implementation of the Codification during the quarter ended September 30, 2009, previous references to new accounting standards and literature are no longer applicable.  In the current quarter financial statements, we will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

In August 2009, the FASB issued Accounting Standards Update No. 2009-05 (“ASC Update 2009-05”), an update to ASC 820, Fair Value Measurements and Disclosures.  This update provides amendments to reduce potential ambiguity in financial reporting when measuring the fair value of liabilities.  Among other provisions, this update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the valuation techniques described in ASC Update 2009-05.  ASC Update 2009-05 will become effective for the Company’s annual financial statements for the year ended December 31, 2009. The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605) “Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force”.  This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting.  This update establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available.  The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted.  The management is in the process of evaluating the impact of adopting this standard on the Company’s financial statements.

NOTE 3 - SHORT TERM LOANS

Short-term loans are due to two financial institutions which are normally due within one year.  As of September 30, 2009 and December 31, 2008, the Company’s short term loans consisted of the following:

	September 30, 2009	December 31, 2008

Jimo Rural Cooperative Bank of Qingdao (JMRB), two 12-month bank loans both due in November 2009, bear interest at 10.85% average, secured by third parties	$293,400	$293,400

Bank of Qingdao Jimo Branch (BOQ), 12-month bank loan due in September 2009, bears interest at 8.25% average, pledged by Company's building and land use right	-	410,760

JMRB, 3-month bank loan due in October 2009, bears interest at 8.1% per annum, secured by third parties	293,400	-

BOQ, 12-month bank loan due in September 2010, bears interest at 5.31% per annum, pledged by Company's building and land use right	425,430	-

Total short-term debt	$1,012,230	$704,160

The above indebtedness to JMRB at September 30, 2009 and December 31, 2008 has been guaranteed by two unrelated companies.

NOTE 4 - RELATED PARTY BALANCES AND TRANSCATIONS

Due from related parties

Prior to the acquisition by Datone, the Company forwarded a loan to Mr. Tao Wang, CEO and major shareholder of the Company in the amount of $222,108 and $4,373,588 at September 30, 2009 and December 31, 2008 respectively. Section 402 of the Sarbanes-Oxley Act of 2002 prohibits loans or the extension of credit to officers and directors of a public traded company or any of its subsidiaries.

On December 31, 2009 the Company entered into agreements to settle all outstanding balances due from the officer, Mr. Tao Wang, in accordance with the anticipated related party policies and procedures associated with being a public reporting company.  This resulted in a $104,511 outstanding balance due to Mr. Tao Wang as of December 31, 2009, the balance of which was partially settled in January 2010.

Related party transactions

Mr. Tao Wang entered into the contract with the Company to assume fiscal responsibilities for all tax liabilities recorded and potential penalties relating to all tax liabilities before December 31, 2009.  As of September 30, 2009 and December 31, 2008 the assumed amount was $3,464,650 and $3,799,872 respectively, which mainly included VAT tax payable and income tax payable. According to PRC tax law, late or deficient tax payment could subject to significant tax penalty. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noting that the Company had paid off all its tax liability by December 21, 2009.

The Company leases one of its stores from Mr. Tao Wang under a four-year operating lease expiring August 2011. For the nine months ended September 30, 2009 and 2008, related party rent expense of $13,193 and $12,903, respectively, was included in total rent expense of the period.

The Company leases one of its warehouse buildings to Weidong, Liang, brother-in-law of Mr. Tao Wang, for three years starting May 2008. Per the agreement, the lessee shall pay equal amount of advertising expense on behalf of the lessor as the lease payment. For the nine months ended September 30, 2009 and 2008, the Company recorded other income of $65,966 and $35,843, respectively, from leasing the aforementioned building and advertising expense of the same amount respectively.

NOTE 5 - INCOME TAX

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements.

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008

Income before income taxes	$4,753,316	$3,124,231

Income taxes (25%)	$1,188,329	$781,058

There is no significant temporary difference between book and tax income.

See Note 4 – Related Party Transactions for the transfer of tax liabilities to the majority shareholder. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noted that the Company had paid off all its tax liability by December 21, 2009.

NOTE 6 – SHAREHOLDERS’ EQUITY

During the nine months ended September 30, 2009, the Company distributed $6,860,412 to its two owners.

NOTE 7 – COMMITMENTS AND CONTINGECIES

Guarantees

At September 30, 2009, we had two outstanding guarantees provided to two unrelated companies for the amount of $146,700 and $513,450, respectively. The two unrelated companies also provided guarantees to us for our bank loan totaled $586,800 (Note 3).

At December 31, 2008, we had two outstanding guarantees provided to two unrelated companies for the amount of $176,040 and $73,350, respectively. The two unrelated companies also provided guarantees to us for our bank loan totaled $293,400.

Tax liabilities

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

Mr. Tao Wang entered into the contract with the Company to assume fiscal responsibilities for all tax liabilities recorded and potential penalties relating to all the tax liabilities before December 31, 2009.  As of September 30, 2009 and December 31, 2008, the assumed amount was $3,464,650 and $3,799,872, which mainly included VAT tax payable and income tax payable. According to PRC tax law, late or deficient tax payment could subject to significant tax penalty. On December 25, 2009, the local tax authority in Jimo City issued a “Tax Review Report”, stating that the tax authority reviewed the Company’s income tax, VAT tax, stamp tax and invoices for the period between June 2006 and November 2009 and noting that the Company had paid off all its tax liability by December 21, 2009.

NOTE 8 - SUBSEQUENT EVENTS

In February, 2010, the Company completed a reverse acquisition transaction through a share exchange with Datone, Inc. (“Datone”), whereby Datone acquired 100% of the issued and outstanding capital stock of the Company in exchange for 10,000 shares of the Series A Convertible Preferred Stock of Dadone. As a result of the reverse acquisition, the Company became Datone’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of Datone.  The share exchange transaction with Datone was treated as a reverse acquisition, with the Company as the accounting acquirer and Datone as the acquired party.

The Company obtained a 60-day loan from JMRB on October 23, 2009, with principal amount of $440,100 bearing interest at 9.72% per annum and the loan has been paid off on December 20, 2009.

The Company obtained a short term loan from JMRB on November 11, 2009, with principle amount of $146,259 bearing interest of 9.72% per annum and matures on November 8, 2010.

The Company obtained a short term loan from JMRB on November 18, 2009, with principle amount of $146,259 bearing interest of 8% per annum and matures on November 17, 2010.

The Company obtained a long term loan from JMRB on December 16, 2009, with principle amount of $248,640 bearing interest of 8% per annum and matures on December 10, 2011.

The Company obtained a long term loan from JMRB on January 20, 2010, with principle amount of $438,776 bearing interest of 9.72% per annum and matures on December 14, 2010.

The Company entered into the agreements to settle all outstanding balance of due from the officer, Mr. Tao Wang in accordance with the relevant related party policy and procedures on December 31, 2009, which resulted in amounted to $104,511 outstanding balance of due to Mr. Tao Wang as of December 31, 2009

The Company has evaluated all subsequent events through February 12, 2010, the date of this filing.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMPER 30, 2009
GLORY REACH INTERNATIONAL LIMITED
(UNAUDITED)

					PRO-FORMA
	GLORY REACH INTERNATIONAL		PRO-FORMA		CONSOLIDATED BALANCE
	LIMITED	DATONE, INC	ADJUSTMENTS		SHEET
ASSETS
Current assets
Cash	$464,914	$-	$0		$464,914
Accounts receivable	72,554	29,151	(29,151)	a	72,554
Inventories	598,575	-	0		598,575
Prepaid expenses	96,451	-	0		96,451
Due from related party	222,108	-	0		222,108

Total current assets	1,454,602	29,151	(29,151)	a	1,454,602

Property, plant and equipment, net	939,363	5,669	(5,669)	a	939,363
Intangible assets	209,378				209,378

Total Assets	$2,603,343	$34,820	$(34,820)		$2,603,343

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$27,065	$148,447	$(148,447)	a	$27,065
Bank overdraft		8,313	(8,313)	a	0
Accrued liabilities		64,572	(64,572)	a	0
Taxes payable	9,247	-	0		9,247
Short-term debt - related parties		338,234	(338,234)	a	0
Short-term loans	1,012,230	7,091	(7,091)	a	1,012,230

Total current liabilities	1,048,542	566,657	(566,657)		1,048,542

Shareholders' Equity
Convertible Series A Preferred stock, 1,000,000 authorized, 10,000 shares issued and outstanding, par value $.0001			1	c	1
Common Stock	1,290	496	(1,290)	b	496
Additional paid-in capital	319,190	1,687,871	(1,687,078)	b	319,983
Accumulated other comprehensive income	435,191				435,191
Retained earnings	799,130	(2,220,204)	2,220,204	b	799,130

Total Shareholders' Equity	1,554,801	(531,837)	531,837		1,554,801

Total Liabilities and Shareholders' Equity	$2,603,343	$34,820	$(34,820)		$2,603,343

The accompanying notes are an integral part of these financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATION
FOR THE YEARS ENDED DECEMBER 31, 2008
GLORY REACH INTERNATIONAL LIMITED
(UNAUDITED)

					PRO-FORMA
	GLORY REACH				CONSOLIDATED
	INTERNATIONAL		PRO-FORMA		STATEMENT OF
	LIMITED	DATON, INC	ADJUSTMENTS		OPERATION

Net sales	$13,904,314	$121,436	$(121,436)	a	$13,904,314
Cost of sales	8,246,592	27,346	(27,346)	a	8,246,592

Gross profit	5,657,722	94,090	(94,090)		5,657,722

Operating expenses:
Selling, general and administrative expenses	759,470	182,698			942,168
Depreciation and amortization expense	55,360				55,360

Profit from operations	4,842,892	(88,608)	(94,090)		4,660,194

Other income (expenses):
Other income	57,660	0			57,660
Interest income	8,949				8,949
Interest expense	(61,905)	(30,183)			(92,088)

Income before income taxes	4,847,596	(118,791)	(94,090)		4,634,715

Income taxes	1,211,899				1,211,899

Net income	$3,635,697	$(118,791)	$(94,090)		$3,422,816

Other comprehensive income
Foreign currency translation	232,047				232,047

Comprehensive income	$3,867,744	$(118,791)	$(94,090)		$3,654,863

The accompanying notes are an integral part of these financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATION
FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2009
GLORY REACH INTERNATIONAL LIMITED
(UNAUDITED)

					PRO-FORMA
	GLORY REACH				CONSOLIDATED
	INTERNATIONAL		PRO-FORMA		STATEMENT OF
	LIMITED	DATON, INC	ADJUSTMENTS		OPERATION

Net sales	$12,517,751	$72,457	$(72,457)	a	$12,517,751
Cost of sales	7,102,669	23,154	(23,154)	a	7,102,669

Gross profit	5,415,082	49,303	(49,303)		5,415,082

Operating expenses:
Selling, general and administrative expenses	642,681	134,718			777,399
Depreciation and amortization expense	43,964				43,964
Impairment loss on assets

Profit from operations	4,728,437	(85,415)	(49,303)		4,593,719

Other income (expenses):
Other income	65,966	(107)			65,859
Interest income
Interest expense	(41,087)	(41,274)			-82,361

Income before income taxes	4,753,316	(126,796)	(49,303)		4,577,217

Income taxes	1,188,329				1,188,329

Net income	$3,564,987	$-126,796	$(49,303)		$3,388,888

Other comprehensive income
Foreign currency translation	(2,473)				(2,473)

Comprehensive income	$3,562,514	$(126,796)	$(49,303)		$3,386,415

The accompanying notes are an integral part of these financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 – BASIS OF PRESENTATION

In February, 2010, Glory Reach International Limited (the “Company”) completed a reverse acquisition transaction through a share exchange with Datone, Inc. (“Datone”), whereby Datone acquired 100% of the issued and outstanding capital stock of the Company in exchange for 10,000 shares of the Series A Convertible Preferred Stock of Dadone. As a result of the reverse acquisition, the Company became Datone’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of Datone.  The share exchange transaction with Datone was treated as a reverse acquisition, with the Company as the accounting acquirer and Datone as the acquired party

Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Comapny and will be recorded at the historical cost basis.  After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of both the Company and Datone, the historical operations of the Company and the operations of Datone from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on September 30, 2009 (as to the balance sheet) and on January 1, 2008 (as to the income statements).

Audited financial statements of the Company and Datone have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Glory and the Company.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)
To reflect the spinoff of Datone Inc’s assets and liabilities to DT Communications, Inc. As part of the agreement, the assets and liabilities of Datone, Inc will be spun off to DT Communications, Inc. after the reverse merger

(b)
To eliminate the equity of the accounting acquiree, Datone Inc., and to reflect the recapitalization of the common stock and additional paid in capital of the Company as a result of the reverse merger.

(c)	To reflect the issuance of the convertible Series A preferred stock of 10,000 shares per the Share Exchange Agreement.